EXHIBIT 3(ii)

BY-LAWS

OF

COCA-COLA ENTERPRISES INC.

As amended through October 22, 2008

BY-LAWS
OF
COCA-COLA ENTERPRISES INC.

ARTICLE I
SHAREHOLDERS

Section 1.        Place, Date and Time of Holding Annual Meetings.  Annual meetings of shareholders shall be held at such place, date and time as shall be designated from time to time by the Board of Directors.  In the absence of a resolution adopted by the Board of Directors establishing such place, date and time, the annual meeting shall be held at 1013 Centre Road, Wilmington, Delaware, on the second Wednesday in April of each year at 9:00 A.M. (local time).

Section 2.        Voting.  Each outstanding share of common stock of the Company is entitled to one vote on each matter submitted to a vote.  The vote for the election of directors shall be by ballot.  Directors shall be elected by a plurality of the votes cast in the election for such directors.  All other action shall be authorized by a majority of the votes cast unless a greater vote is required by the Certificate of Incorporation or Delaware law.  A shareholder may vote in person or by proxy.

Section 3.        Quorum.  The holders of a majority in voting power of the issued and outstanding shares of stock of the Company, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders.

Section 4.        Adjournment of Meetings.  In the absence of a quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time.  If the adjournment is not for more than thirty days, the adjourned meeting may be held without notice other than an announcement at the meeting of the date, time and place of the adjourned meeting.  If the adjournment is for more than thirty days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

Section 5.        Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors or the President.  Special meetings shall be held at the place, date and time fixed by the Secretary.

Section 6.        Notice of Shareholders Meeting.  Notice, stating the place, date, and time, and in the case of a special meeting, the purpose of the shareholders meeting shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 7.        Organization.  The Chairman of the Board of Directors shall preside at all meetings of shareholders.  In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the President, or in his absence any Vice President in order of seniority in time in office, shall preside.  The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary's absence, the presiding officer may appoint a secretary.

Section 8.        Inspectors of Election.  All votes by ballot at any meeting of shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the chairman of the meeting.  The inspectors of election shall determine the shares represented at the meeting and the validity of proxies and ballots, count the votes and ballots, certify their determination of same, and perform such other duties as provided by applicable law.

Section 9.        Record Date.  The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or be entitled to receive payment of any such dividend or other distribution or allotment of any rights or be entitled to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 10.    Notice of Shareholder Business and Nominations.

(a)  Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Company's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any shareholder of the Company who was a shareholder of record of the Company at the time the notice provided for in this Section 10 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.  Clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business for an annual meeting of shareholders (other than matters brought in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting).

(b)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 10, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred-twentieth day nor later than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall an adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company which are owned of record and beneficially by such shareholder and such beneficial owner, (3) any derivative positions held or beneficially held and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of capital stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, such shareholder or any such beneficial owner with respect to any share of capital stock of the Company, (4) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination or proposal, and (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee or approve or adopt the proposal and/or otherwise solicit proxies from shareholders in support of such nomination or proposal. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Company of his, her or its intention to present a nomination or proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder's nomination or proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(c)  Notwithstanding anything in the second sentence of paragraph (b) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(d)  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Company, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10.  Clause (ii) shall be the exclusive means for a shareholder to make nominations for a special meeting of shareholders (other than matters brought in compliance with applicable rules and regulations promulgated under the Exchange Act and included in a proxy statement that has been prepared by the Company to solicit proxies for such special meeting).  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (b) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(e)  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if it is determined that any proposed nomination or business is not in compliance with this Section 10 (including, without limitation, because the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited), or failed to so solicit (as the case may be), proxies in support of such shareholder's nominee or proposal other than in compliance with such shareholder's representation as required by clause (iii) (5) of Section (b) of this Section 10), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law or the Certificate of Incorporation, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 10, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2) For purposes of this Section 10, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and “group” shall be within the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in this Section 10 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 10(a)(iii) and 10(d). Nothing in this Section 10 shall be deemed to affect any rights (i) of shareholders to request inclusion of nominations or proposals in the Company's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II
DIRECTORS

Section 1.        Number of Directors.  The whole Board of Directors shall consist of not less than three (3) nor more than twenty (20) members, the exact number to be set from time to time by the Board of Directors.  No decrease in the number of directors shall shorten the term of any incumbent director.  In absence of the Board of Directors setting the number of directors, the number shall be 12.

Section 2.        Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time.

Section 3.        Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, the Secretary or by a majority of the directors by written request to the Secretary.

Section 4.        Notice of Meetings.  The Chairman, a Vice Chairman or the Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least three days before each meeting or by giving notice of the meeting by telephone, facsimile, e-mail or other form of electronic transmission to the directors not later than one day before the meeting.  The notice shall state the time, date and place of the meeting, which shall be determined by the Chairman of the Board of Directors, or, in absence of the Chairman, by the Secretary of the Company, unless otherwise determined by the Board of Directors.

Section 5.        Quorum and Voting.  A majority of the directors holding office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business.  Except as otherwise specifically required by Delaware law or by the Certificate of Incorporation of the Company or by these By-Laws, any action taken by the Board of Directors shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

Section 6.        General Powers of Directors.  The business and affairs of the Company shall be managed under the direction of the Board of Directors.

Section 7.        Chairman.  The Board of Directors may elect a Chairman of the Board of Directors, who shall preside as chairman of all meetings of the directors and all meetings of the shareholders of the Company, and who shall perform such other duties as may be assigned from time to time by the Board of Directors.  The Board of Directors may also elect one or more Vice Chairmen, who shall perform such duties as may be assigned from time to time by the Board of Directors.  In the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, the Vice Chairman shall preside.  If there is more than one Vice Chairman, the Vice Chairman who is also an officer, or, if each is an officer, the Vice Chairman who is the senior officer, shall preside.  In the absence of, or, in the case of vacancies in the offices of, Chairman and Vice Chairman of the Board of Directors, a chairman selected by the Chairman of the Board of Directors, or if he fails to do so, by the directors, shall preside.

Section 8.        Compensation of Directors.  Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a director who is an officer or employee of the Company shall receive no compensation or fees for serving as a director or a committee member.

             Section 9.        Qualification of Directors. Each person who shall attain the age of 70 shall not thereafter be eligible for nomination or renomination as a member of the Board of Directors, provided that a person who has not attained the age of 71 shall be eligible to fill a vacancy caused by the retirement, removal or resignation of a director so long as said person does not stand for election upon the expiration of the term of the director whose office became vacant.

Section 10.      Disqualification of Officer-Directors Who Cease to be Officers of the Company.  Any director who was an officer of the Company at the time of his or her election or most recent reelection as a director shall cease to be qualified to continue to serve as a member of the Board of Directors, and his or her term of office as a director shall automatically cease, simultaneously when he or she ceases to be an officer of the Company; provided, however, that the foregoing shall not apply to any person who is serving as the Company’s Chairman of the Board.

ARTICLE III
COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.        Committees of the Board of Directors.  The Board of Directors shall designate an Affiliated Transaction Committee, an Audit Committee, a Corporate Responsibility and Sustainability Committee, an Executive Committee, a Finance Committee, a Governance and Nominating Committee, and a Human Resources and Compensation Committee, and any other committees that the Board of Directors may deem to be advisable.  Each committee of the Board of Directors shall have and may exercise the powers of the Board of Directors to the extent provided in its charter adopted by the Board of Directors in one or more resolutions, including, without limitation, the adoption by the Board of Directors of a chart of authority for the Company providing for the delegation of power or authority to a committee of the Board of Directors.  Each committee shall consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously elect another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each committee shall keep regular minutes of its meetings. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to approval and revision by the Board, provided that no legal rights of third parties shall be affected by such revisions.

Section 2.       Election of Committee Members.  The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members' earlier resignation or removal.  The Board of Directors may designate the Chairman of each committee.  Vacancies may be filled by the Board of Directors at any meeting.

Section 3.        Procedure/Quorum/Notice.  The Chairman, Vice Chairman or a majority of any committee may call a meeting of that committee.  A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors.  The majority vote of a quorum shall be required for the transaction of business.  The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing notice to the members of the committee at least three days before each meeting or by giving notice by telephone, facsimile, e-mail or other form of electronic transmission to the members not later than one day before the meeting.  The notice shall state the time, date and place of the meeting.  Each committee shall fix its other rules of procedure.

ARTICLE IV
NOTICE AND WAIVER OF NOTICE

Section 1.       Notice.  Any notice required to be given to shareholders or directors under these By-Laws, the Certificate of Incorporation or by law may be given (a) by mailing the same, addressed to the person entitled thereto, at such person's last known post office address and such notice shall be deemed to be given at the time of such mailing, or (b) as otherwise permitted under these By-Laws or by applicable law.

Section 2.       Waiver of Notice.  Whenever any notice is required to be given under these By-Laws, the Certificate of Incorporation or by law, a waiver thereof, signed or given by electronic transmission, by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any waiver of notice.

ARTICLE V
OFFICERS

Section 1.       Officers of the Company.  The officers of the Company shall be selected and elected by the Board of Directors and shall be a President, one  or more Vice Presidents, a Secretary and a Treasurer.  The Board of Directors may elect a Controller and one or more of the following:  Senior Executive Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Assistant Secretary, Associate Treasurer, Assistant Treasurer, Associate Controller and Assistant Controller.  Two or more offices may be held by the same person.

The Board of Directors may designate the position of Chairman of the Board of Directors as an officer of the Company, who, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be the senior executive officer of the Company and shall have such powers and perform such duties as may be assigned by the Board of Directors.

The Company may have a Chief Executive Officer who shall be elected by the Board of Directors and who, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be in general charge of the affairs of the Company and shall consult with and advise the Board of Directors and the committees thereof, on the business and affairs of the Company.

The Company may have a Chief Operating Officer who shall be elected by the Board of Directors and who, subject to the overall direction and supervision of the Chief Executive Officer, shall be in general charge, control and supervision over the administration and operations of the Company and shall have such other duties and powers as may be imposed or given by the Board of Directors.

If there is no Chief Operating Officer, the Company may have one or more Principal Operating Officers who shall be elected by the Board of Directors and who, subject to the overall direction and supervision of the Chief Executive Officer, shall be in general charge, control and supervision over such of the operations of the Company as may be determined by the Chief Executive Officer and shall have such other duties and powers as may be imposed or given by the Board of Directors.

The Company may have a Chief Administrative Officer who shall be elected by the Board of Directors and who, subject to the overall direction and supervision of the Chief Executive Officer, shall be in general charge, control and supervision over such of the corporate administration functions of the Company as may be determined by the Chief Executive Officer and shall have such other duties and powers as may be imposed or given by the Board of Directors.

The Company may have a Chief Financial Officer who shall be elected by the Board of Directors and shall have general supervision over the financial affairs of the Company.  The Company may also have a Director of Internal Audit who shall be elected by the Board of Directors.

The Company may have a General Counsel who shall be elected by the Board of Directors and shall have general supervision of all matters of a legal nature concerning the Company, unless the Board of Directors has also elected a General Tax Counsel, in which event the General Tax Counsel shall have general supervision of all tax matters of a legal nature concerning the Company.

Section 2.       Election of Officers.  At the meeting of the Board of Directors held in conjunction with the annual meeting of shareholders (the "annual board meeting"), the Board of Directors shall elect the officers.  From time to time the Board of Directors may elect other officers.

Section 3.        Tenure of Office; Removal.  Each officer shall hold office until (a) the first expiration of the term thereof prescribed by the Board of Directors, or (b) if no such term is prescribed by the Board of Directors, the first annual board meeting held following such officer's election, and, in either case, until such officer's successor is elected and qualified or until the officer's earlier resignation or removal.  Each officer shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

Section 4.        President.  The President shall have such powers and perform such duties as may be assigned by the Board of Directors or by the Chairman of the Board of Directors.  In the absence or disability of the President, his or her duties shall be performed by such Vice Presidents as the Chairman of the Board of Directors or the Board of Directors may designate.  The President shall have the power to make and execute contracts on the Company's behalf and to delegate such power to others.

Section 5.        Vice Presidents.  Each Vice President shall have such powers and perform such duties as may be assigned to the Vice President by the Board of Directors or the President.  Each Vice President shall have the power to make and execute contracts on the Company's behalf.

Section 6.        Assistant Vice Presidents.  An Assistant Vice President shall perform such duties as may be assigned to him by the Board of Directors, the President or any Vice President.

Section 7.        Secretary.  The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of Committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors.  The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary's signature to such instruments or other documents as may properly require same.  The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board of Directors or the President may require; and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Company and its shareholders.  The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary or assigned to him by the Board of Directors or the President.

In the absence of the Secretary, an Assistant Secretary is authorized to assume the duties herein imposed upon the Secretary and any Assistant Secretary or other duly authorized officer may affix the seal of the Company to such instruments or other documents as may require the same.

Section 8.        Treasurer.  The Treasurer shall perform all duties and acts incident to the position of Treasurer, shall have custody of the Company funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company.  The Treasurer shall vote all of the stock owned by the Company in any corporation and may delegate that power to others.  The Treasurer shall perform such other duties as may be assigned to the Treasurer by the Board of Directors, the President or the Chief Financial Officer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties herein imposed upon the Treasurer.

Section 9.        Controller.  The Controller shall keep or cause to be kept in the books of the Company provided for that purpose a true account of all transactions and of the assets and liabilities of the Company.  The Controller shall prepare and submit to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President, such financial statements and schedules as may be required to keep the Chairman of the Board of Directors, the President and the Chief Financial Officer currently informed of the operations and financial condition of the Company, and perform such other duties as may be assigned by the Chief Financial Officer, or the President.

In the absence of the Controller, an Assistant Controller is authorized to assume the duties herein imposed upon the Controller.

Section 10.      Director of Internal Audit.  The Director of Internal Audit shall cause to be performed, and have general supervision over, auditing activities of the financial transactions of the Company, including the coordination of such auditing activities with the independent accountants of the Company and shall perform such other duties as may be assigned to him from time to time.  The Director of Internal Audit shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, to the President.  From time to time at the request of the Audit Committee, the Director of Internal Audit shall inform that Committee of the auditing activities of the Company.

ARTICLE VI

RESIGNATIONS; FILLING OF VACANCIES

Section 1.        Resignations.  Any director, member of a committee, or officer may resign at any time.  Such resignation shall be made in writing or by electronic transmission to the Company and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary.  Unless otherwise stated in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

Section 2.        Filling of Vacancies.  If the office of any director becomes vacant or if the number of directors is increased, then a majority of the directors then in office, although less than a quorum, or a sole remaining director, may elect any qualified person to fill such vacancy or newly created directorship.  In the case of a newly created directorship caused by an increase in the number of directors, the person so elected shall hold office until the expiration of the term of the class of directors to which he or she has been elected.  In the case of a vacancy in the office of a director resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office became vacant.  If the office of any officer becomes vacant, the Chairman of the Board of Directors may elect any qualified person to fill such vacancy temporarily until the Board of Directors elects any qualified person for the unexpired portion of the term.  Such person shall hold office for the unexpired term and until the officer's successor shall be duly elected and qualified or until the officer's earlier resignation or removal.

ARTICLE VII
CAPITAL STOCK

Section 1.        Form and Execution of Certificates.  The shares of the Company shall be represented by certificates in such form as shall be approved by the Board of Directors, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Company by the  Chairman or Vice Chairman of the Board of Directors or the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares owned by such holder in the Company.

A facsimile of the seal of the Company may be used in connection with the certificates of stock of the Company, and facsimile signatures of the officers named in this Section may be used in connection with said certificates.  In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person were an officer at the date of issue.

Section 2.        Record Ownerships.  Certificates, if any, shall be numbered appropriately.  With respect to all issued shares of the Company, whether certificated or uncertificated, the names of the owners, the number of shares and the date of issue shall be entered in the books of the Company.  The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware law.

Section 3.        Transfer of Shares.  Upon surrender to the Company or to a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, or, with respect to uncertificated shares, the delivery to the Company or to a transfer agent of the Company of a duly executed instrument evidencing succession, assignment, or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of law regarding transfers of shares have been duly complied with and subject to any applicable transfer restrictions thereon, to issue a new certificate to the person entitled thereto if such shares are to be certificated, cancel the old certificate, if any, and record the transaction upon its books.

Section 4.        Lost, Stolen or Destroyed Stock Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person's ownership of the certificate and of the facts which prove that it was lost, stolen or destroyed.  The person shall also, if required by the Treasurer or Secretary of the Company, deliver to the Company a bond, sufficient to indemnify the Company against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.  Any Vice President or the Secretary or any Assistant Secretary of the Company is authorized to issue such duplicate certificates or to authorize any of the transfer agents and registrars to issue and register such duplicate certificates.  Notwithstanding the foregoing, if the Board of Directors of the Company has determined that shares of the Company are to be uncertificated, then in lieu of issuing a duplicate certificate or certificates, such Vice President, or the Secretary or an Assistant Secretary may determine that such lost, stolen or destroyed shares shall be uncertificated and shall make a notation thereof in the records of the Company.

Section 5.        Regulations.  The Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.

Section 6.        Transfer Agent and Registrar.  The Board of Directors may elect such transfer agents and registrars of transfers as it may deem necessary, and may require all stock certificates to bear the signature of either or both.

ARTICLE VIII
SEAL

The Board of Directors shall provide a suitable seal containing the name of the Company, the year "1986", and the words "CORPORATE  SEAL, DELAWARE", or other appropriate words.  The Secretary shall have custody of the seal.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Company for each year shall end on December 31 in each year or shall end on such other date as may be determined by the Audit Committee from time to time.

ARTICLE X
AMENDMENTS

Section 1.        Directors may Amend By-Laws.  The Board of Directors shall have the power to make, amend and repeal the By-Laws of the Company at any regular or special meeting of the Board of Directors.

Section 2.        By-Laws Subject to Amendment by Shareholders.  All By-Laws shall be subject to amendment, alteration, or repeal by the shareholders entitled to vote at any annual meeting or at any special meeting.

ARTICLE XI
EMERGENCY BY-LAWS

Section 1.        Emergency By-Laws.  This Article XI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened (an "emergency"), notwithstanding any different or conflicting provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation of the Company.  To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Company shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XI shall cease to be operative.

Section 2.        Meetings.  During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the Company.  Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach.  Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3.        Quorum.  At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article XI, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers shall constitute a quorum for the transaction of business.

The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Company in a numbered list (the "Designated Officers") who shall be deemed, in the order in which they appear on such list, directors of the Company for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.

Section 4.        By-Laws.  At any meeting called in accordance with Section 2 of this Article XI, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XI so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5.        Liability.  No officer, director or employee of the Company acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.

Section 6.        Repeal or Change.  The provisions of this Article XI shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 5 of this Article XI with regard to action taken prior to the time of such repeal or change.